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                                                                    EXHIBIT 10.4

                            REVOLVING PROMISSORY NOTE

$550,000                                                          April 27, 2006

         FOR VALUE RECEIVED, Raptor Networks Technology, Inc. (the "Borrower"), promises to pay to the order of Agility Capital, LLC (the "Lender") the principal amount of $550,000 or, if less, the aggregate amount of Credit Extensions (as defined in the Loan Agreement referred to below) made by Lender to Borrower pursuant to the Loan Agreement referred to below outstanding on the Revolving Maturity Date (as defined in the Loan Agreement referred to below). All unpaid amounts of principal and interest shall be due and payable in full on the Revolving Maturity Date.

         Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid at the rates and at the times which shall be determined in accordance with the provisions of the Loan Agreement. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the office of Agent described in the Loan Agreement. Until notified of the transfer of this Note, Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

         This Note is referred to in, and is entitled to the benefits of, the Loan and Security Agreement dated as of April , 2006 (the "Loan Agreement") among the Borrower, the financial institutions named therein and Lender, as Agent. The Loan Agreement, among other things, (i) provides for the making of advances (the "Advances") by Lender to Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amounts stated therein, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note. Borrower hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waives diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         This Note shall be governed by, and construed in accordance with, the laws of the State of California without giving effect to its choice of law doctrine.

         IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the date and place first above written.

                                               Raptor Networks Technology, Inc.


                                               By: /s/ BOB VAN LEYEN
                                                  ------------------------------

                                               Title: CFO
                                                     ---------------------------